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                                                                   EXHIBIT 10.22


                              EMPLOYMENT AGREEMENT


         Agreement made this 1st day of August, 1995, by and between GELMAN SCIENCES, INC. ("Employer") and CHARLES GELMAN ("Employee").

         1.      EMPLOYMENT.

                 A. Employer hereby offers to Employee and Employee hereby accepts continued employment by Employer on the conditions set forth herein.

         2.      DUTIES.

                 A. Employee has been appointed and shall continue to serve Employer as Chairman and Chief Executive Officer, reporting in such capacity directly to the Employer's Board of Directors ("Board").

                 B. Employee's duties and powers in such capacity shall be as determined, from time to time, by the Board.

         3.      TERM.

                 A. The term of this Agreement shall be three (3) years beginning August 1, 1995, which term shall be automatically extended one (1) year on August 1, 1996 and on August 1 of each year thereafter, unless Employer shall have given:

                          (1) not less than six (6) months written notice of termination to Employee where there has been no change in control of Employer; or

                          (2) where there has been a change in control of Employer, not less than twelve (12) months written notice of termination to Employee.

                 B. This Agreement shall be automatically earlier terminated and the earlier termination shall supersede the later effective date of an Employer written notice of termination of Agreement provided for in Paragraph 3.A., only in the following manner:

                          (1)     Upon the death of Employee; or

                          (2) Upon Employee's resignation, at any time, after ninety (90) calendar days written notice to Employer where there has been no change in control of Employer, in which event Employee shall not be entitled to any additional compensation or benefits; or






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                          (3)     Upon Employee's disability whereby Employee
         is unable to perform the essential duties of his assigned position for a period exceeding one hundred eighty (180) calendar days within a one
         (1) year period; or

                          (4) Upon Employer's termination of Employee, without cause, at any time, after Employer has given ninety (90) calendar days written notice of termination to Employee, in which event Employee shall become eligible for termination compensation as set forth in Paragraph 4.C below; or

                          (5) Upon Employee's resignation within one (1) year of a change in control of Employer, after ninety (90) calendar days written notice to Employer, in which event Employee shall become eligible for termination compensation in the amount as determined in Paragraph 4.C below; or

                          (6) Upon Employer's termination of Employee for violating any of the provisions of Paragraph 7 below, in which event Employee shall not be entitled to any additional compensation or benefits.

         4.      COMPENSATION.

                 A. Employer shall pay, and Employee shall accept, as base compensation for all services rendered, not less than the amount received per annum effective as of August 1, 1995, less appropriate payroll taxes ("salary"), payable in equal installments in accordance with Employer's normal payroll periods, with annual reviews and adjustments, if any, at the discretion of the Employer's Board.

                 B. Employee shall, following the conclusion of each full Employer fiscal year of active employment, become eligible for an incentive bonus, established at the discretion of the Board, which incentive bonus effective for the Employer's 1996 fiscal year and the fiscal years thereafter, shall consist of an amount equal to:

                          (1) Fifty percent (50%) of the Employee's current annual salary for achieving the corporate goals, established at the discretion of Board; or

                          (2) Seventy-five percent (75%) of the Employee's current annual salary for exceeding the corporate stretch goals, established at the discretion of the Board.

                          Incentive bonus, if any, shall be payable to Employee
on or before the seventieth (70th) calendar day after the Employer's fiscal year end.





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                 C.       If this Agreement is earlier terminated pursuant to
Paragraph , 3.B.(4) or 3.B.(5), Employee shall become eligible for termination compensation as follows:

                          (1) Where there has been no change in control of Employer, and:

                                  (a)      the Employer is achieving or
                 exceeding the projected performance plan as approved by the Board, a severance amount equal to the amount of base compensation and incentive bonus the Employee would have received in the year of termination, for the greater of the remaining balance of the contract or two (2) years;

                                  (b)      the Employer is not achieving the
                 projected performance plan as approved by the Board, a severance amount equal to the amount of base compensation the Employee would have received in the year of termination, for the greater of the remaining balance of the contract or two
                 (2) years;

                          (2) Where there has been a change in control of Employers, and:

                                  (a)      the Employer is achieving or
                 exceeding the projected performance plan as approved by the Board, a severance amount equal to the amount of base compensation and incentive bonus the Employee would have received in the year of termination, for the remaining balance of the contract plus two (2) years;

                                  (b)      the Employer is not achieving the
                 projected performance plan as approved by the Board, a severance amount equal to the amount of base compensation the Employee would have received in the year of termination, for the remaining balance of the contract plus two (2) years;

                                  (c)      immediate vesting of all stock
                 options and awards; and,

                                  (d)      immediate payment of all incentive
                 awards earned.

                          To the extent the termination compensation and any
other amounts received as a result of termination are subject to the excise tax of Internal Revenue Code Section 4999 (or any successor statute), the severance amount shall be increased by a one (1) time calculation (without a pyramid effect) of the product derived by multiplying





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the "excess parachute payments" (as defined in Code Section 4999) as initially calculated by the applicable excise tax rate (currently twenty percent (20%)).

                          Change in control of the Employer means:

                                        i)      the acquisition of beneficial
                          ownership by any person or entity (or more than one
                          (1) person or entity acting as a group) of a majority of the outstanding voting shares of Employer, accomplished without consent of the Board; or

                                        ii)     a tender offer made and
                          consummated for at least thirty-three percent (33%) of Employer's common stock, accomplished without consent of the Board; or

                                        iii)    the acquisition of beneficial
                          ownership by any person or entity (or more than one
                          (1) person or entity acting as a group) of more than fifty-one percent (51%) of the total fair market value of the Employer's assets, accomplished without consent of the Board; or

                                        iv)     a majority of the members of
                          the Board are replaced within a one (1) year period, by persons whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election.

                          The severance amount shall be payable in equal annual
installments to the Employee, which annual installments shall be further divided into equal payments made at the same frequency as Employee's salary, less appropriate payroll taxes, commencing with the first payroll period following Employee's termination, conditioned on Employee's execution of a release agreement acknowledging that Employee is entitled to no other compensation and benefits, except as provided in this Agreement, and effectively waiving any and all claims against Employer, its officers, directors, employees, affiliates, subsidiaries, successors and assigns arising out of Employee's employment or separation from employment with Employer. The Employer shall have the right, at its option and without penalty, to accelerate payments owed to the Employee.

         5.      EXPENSES.

                 A. Employer shall reimburse Employee, upon presentation of proper documentation, for reasonable expenses incurred by Employee in the performance of his assigned duties.

                 B. Employer shall provide Employee with an automobile befitting Employee's status among other executive employees as Chairman and Chief Executive Officer, by which to perform his assigned duties, at no cost to the Employee.

         6.      BENEFITS.





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                 A.       Employee shall be eligible to participate in all
benefit programs that Employer makes available, from time to time, to executive employees, including such benefit programs as medical, dental, life, long-term disability, 401(k), and others, on the same terms and conditions as other executive employees.

                 B. Employee shall be eligible for up to six (6) weeks paid vacation annually, scheduled at the discretion of Employee, and not inconsistent with the best interest of the Employer.

                 C. Employer shall, during the term of this Agreement, pay the dues and assessments required for Employee to maintain full membership privileges at Travis Pointe Country Club.

         7.      UNDERTAKINGS OF EMPLOYEE.

                 A. The parties acknowledge that Employer is engaged in the business of manufacturing, distributing and selling microporous membranes, filters and microfiltration products, worldwide. Employee, because of his position with Employer, will obtain, or have access to, highly confidential, proprietary information and trade secrets and, as a result, Employee agrees that:

                          (1) Employee will execute, and at all times honor and comply with all of the conditions set forth in, the Confidentiality and Patent Protection Agreement attached hereto and made a part hereof as Exhibit A; and

                          (2) At all times during Employee's employment, and for three (3) years following the termination of Employee's employment, Employee will not, directly or indirectly, without the express written consent of Employer's Board, perform service for, aid, assist, own, operate, have any financial interest in, or serve as employee, officer, director, agent, partner, consultant, part-owner, shareholder, or engage in, any microporous filter business which is competitive with Employer, or with microporous products provided by Employer, or with microporous products provided by Employer, and among the remedies set forth in the above-referenced Confidentiality and Patent Protection Agreement.

                 B. Employer relies upon Employee's representation that Employee will:

                          (1)     competently perform all assigned duties;

                          (2) carry out all policies, directives and decisions of Employer's Board;





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                          (3)     not withhold from Employer's Board any
         information which may affect Employer's business;

                          (4) refrain from any conduct which is illegal, dishonest, fraudulent, or detrimental to Employer's business, as determined by Employer's Board; and

                          (5) devote his entire time, attention and energies to the operations of Employer and shall not, during the term of this Agreement, without consent of the Board, be engaged in any other business activity requiring any amount of his business time, whether or not such business activity is pursued for gain, profit or pecuniary advantage.

         8.      ENTIRE AGREEMENT.

                 This Agreement supersedes and cancels all prior agreements, whether verbal or written, between Employer and Employee and constitutes the entire Agreement between the parties. Any amendment or agreement supplemental hereto shall not be binding upon either party unless executed in writing by Employer and the Employee.

         9.      MISCELLANEOUS.

                 A. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, personal representatives and assigns.

                 B. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Michigan.

                 C. Any and all notices or any other communication provided for herein shall be given in writing by certified mail, return receipt requested, which shall be addressed to the addresses shown immediately below each party's signature unless notice of a change of address is furnished to the other parties in the manner provided in this paragraph.

                 D.       This Agreement will be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original but all of which shall constitute one (1) and the same instrument and agreement.

                 E. Each paragraph of this Agreement or portion thereof shall be treated as severable, to the end that if any paragraph or portion thereof shall be declared illegal, invalid or unenforceable, this Agreement shall be interpreted so that part only is invalid,





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without invalidating the remainder of this Agreement, which shall remain in full force and effect as though such paragraph or portion thereof had never been contained in this Agreement, and the affected part shall be interpreted, consistent with the law, to carry out the intent of the parties.





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         IN WITNESS WHEREOF, the parties have signed this Employment Agreement as of the date first above written.



WITNESSES:                                         GELMAN SCIENCES, INC.

                                            By
----------------------------------             -------------------------------

                                            Its
----------------------------------             -------------------------------

                                                    600 South Wagner Road
                                                    Ann Arbor, MI  48106-1448


                                            ----------------------------------
                                            CHARLES GELMAN
                                            [home address]





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                                   EXHIBIT A

                CONFIDENTIALITY AND PATENT PROTECTION AGREEMENT


         This Agreement entered into as of the date last hereinafter written by and between the undersigned employee (hereinafter "Employee") and GELMAN SCIENCES, INC., a Michigan corporation (herein "Employer"), pertaining to the employment of the Employee by the Employer:

         WHEREAS, the Employer requires that all employees, as a condition of their employment, covenant and agree with the Employer to hold its Trade Secrets in utmost respect and confidence and not to use or disclose such information in any way in conflict with the Employer's interest.

         NOW, THEREFORE, in consideration of the premises upon which this Agreement is based and of the engagement of the Employee as an employee of the Employer, the Employee hereby expressly covenants and agrees as follows:

         10. The Employer is engaged in the manufacture, distribution and sale of microporous membranes, textiles and microfiltration products, worldwide. In conducting such business, the Employer has developed, collected, compiled, organized, analyzed and/or systematized certain information including (but not necessarily limited to) customer information, market studies and research, marketing methods and techniques, operating and pricing policies, product formulae, product designs and technologies, operating and pricing policies, product formulae, product designs and technologies, manufacturing processes and technologies, innovative research and development, and certain computer software, which information is used by the Employer in conducting its said business, gives the Employer an advantage or the opportunity to gain an advantage over its competitors and potential competitors who do not know or use it, and is not public information and is not generally known in the industry; such information being collectively and individually referred to herein as "Trade Secrets". The Employer expects to develop, collect, compile, organize, analyze and/or systematize the same or similar kinds of information and to conceive and invent new products, devices, manufacturing processes, software and technologies, continually and in the future, which information and inventions shall become Trade Secrets belonging to the Employer and shall be protected by this Agreement.

         11. All Trade Secrets belonging to the Employer and all records pertaining thereto, including (without limitation) those which may be created or developed by the Employee, are and shall be and remain the property of the Employer. The Employee will not ever utilize any Trade Secret belonging to the Employer or any record pertaining thereto for his benefit or for the benefit of others, or for any purpose other than in the ordinary course of and in the furtherance of the Employer's business.






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         12.     The Employee will not ever publish or disclose, nor permit to be published or disclosed, any Trade Secrets belonging to the Employer to anyone not authorized to have access thereto without the prior written consent of the Employer's Board of Directors ("Board"). Moreover, the Employee agrees to report forthwith to the Employer's Board any violation of this or any other policy of the Employer applicable to its Trade Secrets, known to or which may come to the knowledge of the Employee.

         13. The Employee will have no obligation of confidentiality as to any information which is or hereafter becomes generally known among the Employer's competitors or to the public otherwise than by an unauthorized disclosure by the Employee or by other improper means. Neither shall the Employee be held to violate this Agreement by receiving any Trade Secret of the Employer from a third party having the right to transmit the same, but in such case the obligations or confidentiality, non-use and non-disclosure set forth in Paragraphs 2 and 3 above shall apply to all such information so received.

         14. The Employee shall promptly disclose to the Employer's Board all inventions, discoveries and improvements which the Employee may make, either solely or jointly with others, while in the employ of the Employer, relating to products, manufacturing technologies or software used, manufactured or sold by the Employer during the period of the Employee's employment with the Employer, or the use, manufacture, development or sale of which was in contemplation by the Employer during the period of the Employee's employment with the Employer, and the Employee hereby agrees to assign to the Employer all of the Employee's interest in and to the same, including the Employee's interest in and to any domestic and foreign patent rights therein and any renewals thereof. All expenses of filing any patent applications shall be borne solely by the Employer, but the Employee shall cooperate in filing and supporting any such applications.

         15. This Agreement shall survive the termination of employment of the Employee and shall continue with respect to each and all of the Employer's Trade Secrets in conception or existence as of the date of termination, until the same shall have become generally known among the Employer's competitors and potential competitors or to the public at large, other than by unauthorized disclosure by the Employee or other improper means. The Employee agrees that upon the termination of his employment he will immediately return to the Employer all materials, records and drawings provided to the Employee by the Employer or any of its customers, or generated by the Employee relative to the Trade Secrets of the Employer.

         16. In the event of a breach of threatened breach by the Employee of this Agreement, it is agreed that the Employer would suffer immediate and irreparable injuries of such a nature and magnitude that money damages would not adequately compensate the Employer and that injunctive relief would be essential for its protection. Such relief





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shall be without prejudice to any other remedy which the Employer may have or be entitled to receive at law or in equity. To the extent permitted by law, the Employee waives the requirement of bond as a precondition to issuance of any such injunction.

         17. If any of the provisions of this Agreement shall be held to be unenforceable for any reason by any Court having jurisdiction of the same, such provision shall be deemed amended by giving to it that construction most consistent with this writing which such Court may find to be enforceable in the matter before it, and all remaining terms and provisions of this Agreement shall not fall, but this Agreement shall be deemed amended by such holding for purposes only of the jurisdiction of such Court, and as so amended shall remain in full force and effect.

         18. This Agreement is a prerequisite of employment of the Employee, and need not be signed or otherwise formally accepted by the Employer in order to become binding upon the Employee, but shall be deemed and held so binding and enforceable from and after the date the Employee was first engaged as an employee of the Employer. The Employee acknowledges receipt of a true and correct copy of this Agreement and acknowledges that he has read and understands all of the terms and provisions hereof.

         Executed this 1st day of August, 1995.


                        EMPLOYEE:
                                            ----------------------------------
                                            CHARLES GELMAN

                        SS Number
                                            ----------------------------------

                        Address
                                            ----------------------------------


                                            ----------------------------------





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